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Exhibit 10.33

        LEASE AGREEMENT BETWEEN

  W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC,

  AS LANDLORD,

  AND

  BIOMIRA MARKETING, INC.,

  AS TENANT

  DATED JULY 19, 2007

  BELLEVUE, WASHINGTON

BASIC LEASE INFORMATION

Lease Date:	July 19, 2007
Landlord:	W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC, a Delaware limited liability company
Tenant:	BIOMIRA MARKETING, INC., a Delaware corporation
Premises:
Suite No. 685, containing approximately 2,814 rentable square feet, in the office building commonly known as Atrium Place (the "Building"), and whose street address is 110 110th Avenue NE, Bellevue, Washington 98004. The Premises are outlined on the plan attached to the Lease as Exhibit A.
Land/Project:
The land on which the Building is located (the "Land") is described on Exhibit B. The term "Project" shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.
Term:
17 full calendar months, plus, if the Commencement Date occurs on other than the first day of a month, any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 17th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.
Commencement Date:
The date of execution of this Lease (provided, that if Landlord is unable to deliver possession of the Premises to Tenant by such date for any reason, including the failure of the existing tenant to vacate and surrender possession of the Premises to Landlord, then, as provided in Section 3 of the Lease, Tenant shall accept possession of the Premises on the date Landlord tenders possession thereof to Tenant, which date will then be the "Commencement Date").
Basic Rent	Basic Rent shall be the following amounts for the following periods of time:
Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
1 - 12 13 - 17	$35.00 $36.05	$8,207.50 $8,453.73

As used herein, the term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).
Security Deposit:	$8,207.50

i

Rent:	Basic Rent, Tenant's Proportionate Share of Taxes, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Permitted Use:	General office use.
Tenant's Proportionate Share:
1.16%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) 243,381 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.
Expense Stop:	Operating Costs for the calendar year 2007 (grossed up as provided in Section 4(b)(5) of the Lease).
Base Tax Year:	The calendar year 2007.
Initial Liability Insurance Amount:	$3,000,000
Tenant's Address:	Prior to Commencement Date:
Biomira, Inc. 2011-94 Street Edmonton, Alberta, Canada T6N 1H1 Attention: Telephone: 780-450-3761 Telecopy: 780-450-4772
Following Commencement Date:
Biomira Marketing, Inc. 110 110th Avenue NE, Suite 685 Bellevue, Washington 98004 Attention: Telephone: Telecopy:
Landlord's Address:	For all Notices:

W2007 Seattle Office 110 Atrium Place Realty, LLC
c/o CB Richard Ellis
110 110th Avenue NE, Suite 607
Bellevue, Washington 98004
Attention: Property Manager
Telephone: 425-289-2050
Telecopy: 425-289-4056
With a copies to:

W2007 Seattle Office 110 Atrium Place Realty, LLC
c/o Archon Group, L.P.
1901 Avenue of the Stars, Suite 1450
Los Angeles, California 90067
Attention: Asset Manager—Atrium Place
Telephone: 213-633-5800
Telecopy: 213-633-5878

ii

and

W2007 Seattle Office 110 Atrium Place Realty, LLC
c/o Archon Group, L.P.
6011 Connection Drive
Irving, Texas 75039
Attention: General Counsel—Atrium Place
Telephone: 972-368-2200
Telecopy: 972-368-3199
Landlord's Address:	For Payment of Rent:
W2007 Seattle Office 110 Atrium Place Realty, LLC P.O. Box 730726 Dallas, Texas 75373-0726

iii

        The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease; then the Lease shall control.

LANDLORD:	W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC, a Delaware limited liability company
	By:	/s/ Nancy M. Haag Nancy M. Haag Assistant Vice President
TENANT:	BIOMIRA MARKETING, INC. a Delaware corporation
	By:	/s/ Robert L. Kirkman Robert L. Kirkman President/Chief Executive Officer
By:

Name:

Title:

iv

i

14.	Condemnation		20
	(a)	Total Taking	20
	(b)	Partial Taking—Tenant's Rights	20
	(c)	Partial Taking—Landlord's Rights	20
	(d)	Temporary Taking	20
	(e)	Award	20
15.	Fire or Other Casualty		20
	(a)	Repair Estimate	20
	(b)	Tenant's Rights	20
	(c)	Landlord's Rights	21
	(d)	Repair Obligation	21
	(e)	Abatement of Rent	21
16.	Personal Property Taxes		21
17.	Events of Default		22
	(a)	Payment Default	22
	(b)	Abandonment	22
	(c)	Estoppel	22
	(d)	Insurance	22
	(e)	Mechanic's Liens	22
	(f)	Other Defaults	22
	(g)	Insolvency	22
18.	Remedies		22
	(a)	Termination of Lease	22
	(b)	Termination of Possession	22
	(c)	Perform Acts on Behalf of Tenant	23
	(d)	Suspension of Services	23
	(e)	Alteration of Locks	23
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies		23
	(a)	Payment by Tenant	23
	(b)	No Waiver	23
	(c)	Cumulative Remedies	24
20.	Reserved		24
21.	Surrender of Premises		24
22.	Holding Over		24
23.	Certain Rights Reserved by Landlord		25
	(a)	Building Operations	25
	(b)	Security	25
	(c)	Prospective Purchasers and Lenders	25
	(d)	Prospective Tenants	25
24.	Substitution Space		25

25.	Miscellaneous		26
	(a)	Landlord Transfer	26
	(b)	Landlord's Liability	26
	(c)	Force Majeure	26
	(d)	Brokerage	26
	(e)	Estoppel Certificates	26
	(f)	Notices	26
	(g)	Separability	27
	(h)	Amendments; Binding Effect; No Electronic Records	27
	(i)	Quiet Enjoyment	27
	(j)	No Merger	27
	(k)	No Offer	27
	(l)	Entire Agreement	27
	(m)	Waiver of Jury Trial	27
	(n)	Governing Law	28
	(o)	Recording	28
	(p)	Water or Mold Notification	28
	(q)	Joint and Several Liability	28
	(r)	Financial Reports	28
	(s)	Landlord's Fees	28
	(t)	Telecommunications	28
	(u)	Confidentiality	29
	(v)	Authority	29
	(w)	Hazardous Materials	29
	(x)	List of Exhibits	29
	(y)	Prohibited Persons and Transactions	30
26.	Other Provisions		30
	(a)	Guaranty	30
	(b)	Counterparts	30

INDEX

Page(s)
Additional Rent	8
Affiliate	7
Basic Lease Information	7
Building's Structure	7
Building's Systems	7
Casualty	20
Damage Notice	20
Default Rate	10
Disabilities Acts	14
Early Termination Agreement	7
Estimated Delivery Date	7
Event of Default	22
GAAP	17
Hazardous Materials	29
HVAC	11
including	7
Landlord	7
Landlord's Mortgagee	19
Law	7
Laws	7
Lease	7
Loss	18
Money Rates	22
Mortgage	19
OFAC	30
Operating Costs	9
Operating Costs and Tax Statement	10
Permitted Transfer	16
Permitted Transferee	16
Primary Lease	19
Prime Rate	22
Repair Period	21
Taking	20
Tangible Net Worth	17
Taxes	10
Telecommunications Services	28
Tenant	7, 22
Tenant Party	7
Tenant's Off-Premises Equipment	7
The Law of Real Estate Agency,	26
Transfer	14

LEASE

        This Lease Agreement (this "Lease") is entered into as of July 19, 2007, between W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC, a Delaware limited liability company ("Landlord") and BIOMIRA MARKETING, INC., a Delaware corporation ("Tenant").

        1.    Definitions and Basic Provisions.    The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Building's Structure" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "Building's Systems" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "including" means including, without limitation; "Laws" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and "Law" means any of the foregoing; "Tenant's Off-Premises Equipment" means any of Tenant's equipment or other property that may be located on the grounds of the Project (other than inside the Premises); and "Tenant Party" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

        2.    Lease Grant; Condition Precedent.    Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Landlord and Tenant hereby acknowledge and agree that the Premises are currently leased by Landlord to another tenant with whom Landlord is in the process of negotiating an early termination agreement, whereby such other tenant's lease with respect to the Premises shall be terminated prior to the expiration date thereof and by no later than July 31, 2007 (herein, the "Early Termination Agreement"). Notwithstanding anything to the contrary contained in this Lease, it shall be a condition precedent to the effectiveness of this Lease (other than the provisions of this Section 2) that, on or before July 31, 2007, Landlord and such other tenant execute such Early Termination Agreement and that Landlord notify Tenant thereof in writing. In the event such condition is not timely satisfied, this Lease shall thereupon automatically terminate. Tenant hereby agrees that until such condition is timely satisfied, (a) Landlord shall have no obligation to expend or disburse any funds in connection with this Lease or perform any obligations imposed upon Landlord under this Lease, and (b) all costs incurred by Tenant in connection with this Lease shall be paid for by Tenant, at Tenant's expense, without reimbursement from Landlord.

        3.    Tender of Possession; Existing FF&E.    Landlord shall deliver possession of the Premises broom clean, but otherwise in its "AS IS" condition, without any obligation on Landlord's part to improve or alter or pay for any improvements or alterations to or for the Premises, and without any obligation of Landlord to remove or cause the existing tenant to remove any of the existing cabling, wiring, furniture, fixtures, equipment or personal property within the Premises (collectively, the "Existing FF&E"); such delivery shall be made following the date Landlord and the existing tenant of the Premises have executed the Early Termination Agreement and such existing tenant has vacated and surrendered possession of the Premises to Landlord. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in such condition on or about the date of execution of this Lease (the "Estimated Delivery Date"). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date for any reason, including the failure of the existing tenant to vacate and surrender possession of the Premises to Landlord, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises (and the Existing FF&E) in their condition existing as of the date of such occupancy "AS IS AND WITH ALL FAULTS", it being acknowledged and agreed by Tenant that Landlord has not made and is not making any representations or warranties whatsoever regarding the Premises or the Existing FF&E (including the condition, quality, fitness, suitability or usability thereof). Throughout the Term, Tenant shall, at its cost, maintain, operate, use and repair the Existing FF&E in the same order and condition existing as of the Commencement Date and in compliance with all applicable Laws, and shall obtain and maintain property insurance with respect to the Existing FF&E, as more particularly referenced in Section 11(a) below. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit D hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease including those requiring the payment of Basic Rent, Additional Rent and Taxes (each as defined herein).

        4.    Rent.

          (a)    Payment.    Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted, as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent

          (b)    Operating Costs; Taxes.

            (1)   Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) ("Additional Rent") by which the annual Operating Costs (defined below) per rentable square foot in the Building exceed the Expense Stop (per rentable square foot in the Building). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the base year, if the Expense Stop is calculated on a base year basis), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as reasonably estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

            (2)   The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the useful life of the item in question (as reasonably determined by Landlord in accordance with standard real estate accounting practices, consistently applied), as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful life of such improvements (as reasonably determined by Landlord in accordance with standard real estate accounting practices, consistently applied); (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Project's tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses (not including any portion of deductibles in excess of $50,000.00); (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; and (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance).

            Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; and (x) items or services which could properly be capitalized under standard real estate accounting practices, consistently applied, except to the extent amortized over the useful life of the capital item in question. If the Expense Stop is calculated on a base year basis, Operating Costs for the base year only shall not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements (except to the extent such capital costs were incurred prior to or during the Base Year and are included in Operating Costs for any calendar years after the Base Year).

            (3)   Tenant shall also pay Tenant's Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Tax Year. Tenant shall pay Tenant's Proportionate Share of Taxes in the same manner as provided above for Tenant's Proportionate Share of Operating Costs. "Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement

            (4)   By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4(b)(5), and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

            (5)   With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, the Operating Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying services to 100% of the rentable area thereof.

        5.    Delinquent Payment; Handling Charges.    All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of twelve percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

        6.    Security Deposit.    Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

        7.    Landlord's Obligations.

          (a)    Services.    Landlord shall use all reasonable efforts to furnish to Tenant: (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC"); (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and Holidays; and (5) electrical current for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage; and (6) subject to Landlord's reasonable, non-discriminatory rules and regulations, Tenant shall have access to the Premises and the common areas of the Building twenty-four (24) hours per day, seven (7) days per week, during the Lease Term. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 7(a)(2): (A) at any time other than between 6:00 a.m. and 6:00 p.m. on weekdays (other than holidays), and 8:00 a.m. and 1:00 p.m. on Saturday (other than holidays), or (B) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, labor, metering, and maintenance reasonably allocated by Landlord to providing such service.

          (b)    Excess Utility Use.    Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord's sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, in each case plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

          (c)    Restoration of Services; Abatement.    Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises because of the unavailability of any such service for a period of 15 consecutive business days following Landlord's receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord's reasonable control, and such unavailability was not caused by a Tenant Party, a governmental directive or cause beyond Landlord's control, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 15-day period) that Tenant is so prevented from using the Premises.

        8.    Improvements; Alterations: Repairs; Maintenance.

          (a)    Improvements; Alterations.    Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building's common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. All alterations,, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

          (b)    Repairs; Maintenance.    Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises (subject, however, to Landlord's repair obligations under this Lease, including Article 15 below). Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. Notwithstanding the foregoing, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements to (i) the improvements within the Premises to the extent necessitated and caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors and not insured or required to be insured by Tenant under this Lease, and (ii) the Building's Systems, Building Structure and/or any portion of the Building outside of the demising walls of the Premises, except to the extent of any damage thereto caused by a Tenant Party (as provided hereinabove); provided, however, Landlord may include the costs of any such repairs, maintenance and improvements described in this clause (ii) to the extent such costs are properly included in Operating Costs.

          (c)    Performance of Work.    All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's property management company and Landlord's asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the.Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord's roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.

          (d)    Mechanic's Liens.    All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion, of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

        9.    Use.    Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises. Notwithstanding the foregoing to the contrary, Landlord shall be responsible for making all alterations and improvements required by applicable Laws with respect to those items which are Landlord's responsibility to repair and maintain pursuant to Section 8(b) above; provided, however, that Tenant shall reimburse Landlord, within thirty (30) days after invoice, for the costs of any such improvements and alterations and other compliance costs to the extent necessitated by or resulting from (i) any alterations or tenant improvements installed by or on behalf of Tenant, (ii) damage caused by a Tenant Party, and/or (iii) Tenant's particular manner of use of the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 300 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not conducting second or third shift operations within the Premises after normal business hours. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "Disabilities Acts") in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the particular manner of use of the Premises by Tenant or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a "call center." any other telemarketing use, or any credit processing use. If, because of a Tenant Party's acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

        10.    Assignment and Subletting.

          (a)    Transfers.    Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(l) through 10(a)(6) being a "Transfer").

          (b)    Consent Standards.    Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (l) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Project, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises,. Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or Project, and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Project or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

          (c)    Request for Consent.    If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer.

          (d)    Conditions to Consent.    If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder, however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

          (e)    Attornment by Subtenants.    Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

          (f)    Cancellation.    Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to fee portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant

          (g)    Additional Compensation.    Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.

          (h)    Permitted Transfers.    Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee"") without the written consent of Landlord so long as (A) Tenant's obligations hereunder are assumed by such entity; and (B) the Tangible Net Worth of such entity is not less man the Tangible Net Worth of Tenant as of the date hereof:

            (1)   an Affiliate of Tenant;

            (2)   any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities; or

            (3)   any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenants assets.

        Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, Landlord or other tenants of the Building or the Project. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted

Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

        11.    Insurance; Waivers; Subrogation; Indemnity.

          (a)    Tenant's Insurance.    Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company, Landlord's asset management company and, if requested in writing by Landlord, Landlord's Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises (excluding the Building Structure and Building's Systems), naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including the Existing FF&E and property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance, and (F) business interruption insurance in an amount reasonably acceptable to Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with an A.M. Best rating of A+:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

          (b)    Landlord's Insurance.    Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible (such deductible to be carried at all if Landlord so chooses), and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

          (c)    No Subrogation; Waiver of Property Claims.    Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

          (d)    Indemnity.    Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a "Loss") (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Parties, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant's Off-Premises Equipment It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents, employees or contractors. Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) for any Loss arising from any occurrence in or on the Building's common areas to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party. The indemnities set forth herein are intended to specifically cover actions brought by the indemnifying party's own employees. Such indemnities are specifically and expressly intended to constitute waivers by the indemnifying party of its immunity, if any, under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the other party with a full and complete indemnity from claims made by the indemnifying party and its employees, to the extent provided herein.

        12.    Subordination; Attornment; Notice to Landlord's Mortgagee.

          (a)    Subordination.    This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "Landlord's Mortgagee"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

          (b)    Attornment.    Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          (c)    Notice to Landlord's Mortgagee.    Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address, has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

          (d)    Landlord's Mortgagee's Protection Provisions.    If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by, or subject to any offset rights with respect to, any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan and/or lease documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) do not pertain to any rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), (B) are expressly provided in this Lease, (C) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (D) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise prior to the date Landlord's Mortgagee succeeds to the interest of Landlord under this Lease or after Landlord's Mortgagee ceases to own an interest in the Project Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

        13.    Rules and Regulations.    Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

        14.    Condemnation.

          (a)    Total Taking.    If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

          (b)    Partial Taking—Tenant's Rights.    If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

          (c)    Partial Taking—Landlord's Rights.    If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

          (d)    Temporary Taking.    If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion, of such award which compensates Tenant for its loss of use of the Premises within the Term.

          (e)    Award.    If any Taking, occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

        15.    Fire or Other Casualty.

          (a)    Repair Estimate.    If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

          (b)    Tenant's Rights.    If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

          (c)    Landlord's Rights.    If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord's insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

          (d)    Repair Obligation.    If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property (including the Existing FF&E) of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds attributable to such alterations, improvements and betterments within the Premises that Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

          (e)    Abatement of Rent.    If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

        16.    Personal Property Taxes.    Tenant shall be liable for all taxes levied or assessed against the Existing FF&E and all personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

        17.    Events of Default.    Each of the following occurrences shall be an "Event of Default":

          (a)    Payment Default.    Tenant's failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

          (b)    Abandonment.    Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises;

          (c)    Estoppel.    Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord's second written notice thereof to Tenant;

          (d)    Insurance.    Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

          (e)    Mechanic's Liens.    Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

          (f)    Other Defaults.    Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

          (g)    Insolvency.    The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17(g), any guarantor of Tenant's obligations hereunder) (l) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenants capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

        18.    Remedies.    Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

          (a)    Termination of Lease.    Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Northwest Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

          (b)    Termination of Possession.    Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Project and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenants obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

          (c)    Perform Acts on Behalf of Tenant.    Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;

          (d)    Suspension of Services.    Suspend any services required to be provided by Landlord, hereunder without being liable for any claim for damages therefor; or

          (e)    Alteration of Locks.    Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

        19.    Payment by Tenant; Non-Waiver; Cumulative Remedies.

          (a)    Payment by Tenant.    Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

          (b)    No Waiver.    Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

          (c)    Cumulative Remedies.    Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have, at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord's Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) arising from Tenant's failure to perform its obligations under this Lease.

        20.    Reserved.

        21.    Surrender of Premises.    No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein as of the Commencement Date in the same repair and condition existing as of the Commencement Date (and with all subsequent alterations and improvements made by or for Tenant in compliance with Laws and otherwise in good repair and condition), free of Hazardous Materials placed on the Premises by any Tenant Party during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant and the Existing FF&E (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, and notwithstanding the foregoing provisions of this Section 21 to the contrary, Tenant shall remove such alterations, additions and improvements installed by or on behalf of Tenant, and such trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant's Off-Premises Equipment and the Existing FF&E), as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the end of the Term.

        22.    Holding Over.    If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 200% of the Rent payable during the last month of the Term, or (2) 125% of the prevailing rental rate in the Building for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

        23.    Certain Rights Reserved by Landlord.    Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

          (a)    Building Operations.    To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

          (b)    Security.    To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

          (c)    Prospective Purchasers and Lenders.    To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

          (d)    Prospective Tenants.    At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

        24.    Substitution Space.    Landlord may, at Landlord's expense, relocate Tenant within the Building to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant's stationery of the same quality and quantity, as Tenant's stationery supply on hand immediately before Landlord's notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space. No amendment or other instrument shall be necessary to effectuate the relocation contemplated by this Section; however, if requested by Landlord, Tenant shall execute an appropriate amendment document within ten business days after Landlord's written request therefor. If Tenant fails to execute such relocation amendment within such time period, or if Tenant fails to relocate, within the time period stated in Landlord's relocation notice to Tenant (or, if such relocation space is not available on the date specified in Landlord's relocation notice, as soon thereafter as the relocation space becomes available and is tendered to Tenant in the condition required by this Lease), then, in addition to Landlord's other remedies set forth in this Lease, at law and/or in equity, Landlord may terminate this Lease by notifying Tenant in writing thereof at least 60 days prior to the termination date contained in Landlord's termination notice. Time is of the essence with respect to Tenant's obligations under this Section.

        25.    Miscellaneous.

          (a)    Landlord Transfer.    Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date.

          (b)    Landlord's Liability.    The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

          (c)    Force Majeure.    Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          (d)    Brokerage.    Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease,, other than Pacific Real Estate Partners, Inc., representing Landlord, and The Staubach Company representing Tenant, whose commissions shall be paid by Landlord pursuant to a separate written agreement. Tenant acknowledges receipt of a copy of "The Law of Real Estate Agency," as required by Washington law. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (e)    Estoppel Certificates.    From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit E. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord's Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

          (f)    Notices.    All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          (g)    Separability.    If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (h)    Amendments; Binding Effect; No Electronic Records.    This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25(f); nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications except by facsimile transmissions as specifically set form in Section 25(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          (i)    Quiet Enjoyment.    Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          (j)    No Merger.    There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          (k)    No Offer.    The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          (l)    Entire Agreement.    This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          (m)    Waiver of Jury Trial.    TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

          (n)    Governing Law.    This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

          (o)    Recording.    Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord; which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

          (p)    Water or Mold Notification.    To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

          (q)    Joint and Several Liability.    If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

          (r)    Financial Reports.    Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential, except (l) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

          (s)    Landlord's Fees.    Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

          (t)    Telecommunications.    Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide, or arrange for any

  Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

          (u)    Confidentiality.    Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

          (v)    Authority.    Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

          (w)    Hazardous Materials.    The term "Hazardous Materials" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(w), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Notwithstanding Landlord's indemnity contained in Section 11(d), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25(w). This indemnity provision shall survive termination or expiration of this Lease.

          (x)    List of Exhibits.    All exhibits and attachments attached hereto are incorporated herein by this reference.

    Exhibit A—Outline of Premises

    Exhibit B—Description of the Land

    Exhibit C—Building Rules and Regulations

    Exhibit D—Form of Confirmation of Commencement Date Letter

    Exhibit E—Form of Tenant Estoppel Certificate

    Exhibit F—Parking

          (y)    Prohibited Persons and Transactions.    Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

        26.    Other Provisions.

          (a)    Guaranty.    As additional consideration for Landlord to enter into this Lease, Tenant shall cause Biomira, Inc., a Canadian corporation, to execute the guaranty, attached hereto and Tenant shall deliver same to Landlord contemporaneously with Tenant's execution hereof.

          (b)    Counterparts.    This Lease may be executed in counterparts each of which shall be deemed as an original, but all of which taken together shall constitute one and the same document.

        LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANTS INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

        This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC, a Delaware limited liability company
	By:	/s/ Nancy M. Haag Nancy M. Haag Assistant Vice President
Execution Date:
TENANT:	BIOMIRA MARKETING, INC. a Delaware corporation
	By:	/s/ Robert L. Kirkman Robert L. Kirkman President & CEO
Execution Date:
	By:	/s/ Edward A. Taylor Edward A. Taylor Chief Financial Officer
Execution Date: July 19, 2007

STATE OF CALIFORNIA	§
	§	ss.
COUNTY OF LOS ANGELES	§

        On this 20th day of July, 2007, before me, a Notary Public in and for the State of California, personally appeared Nancy M. Haag, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument; on oath stated that she was authorized to execute the instrument, and acknowledged it as the VP of W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC, a Delaware limited liability company, to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Kacey Renee Ford Kacey Renee Ford Notary Public in and for the State of California residing at Los Angeles My appointment expires: 4-29-2011
STATE OF WASHINGTON	§
	§	ss.
COUNTY OF KING	§

        On this 19th day of July, 2007, before me, a Notary Public in and for the State of Washington, personally appeared Robert L. Kirkman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument; on oath stated that he was authorized to execute the instrument, and acknowledged it as the President of BIOMIRA MARKETING, INC., a Delaware corporation to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Dara Sadri Dara Sadri Notary Public in and for the State of Washington, residing at Kirkland My appointment expires: September 22, 2009

PROVINCE OF ALBERTA	§

        On this 19th day of July, 2007, before me, a Notary Public in and for the Province of Alberta, personally appeared Edward Taylor, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument; on oath stated that he was authorized to execute the instrument, and acknowledged it as the Chief Financial Officer of BIOMIRA MARKETING, INC., a Delaware corporation to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Michael David Obert Michael David Obert Notary Public in and for the Province of Alberta, residing at Edmonton, Alberta My appointment expires: Unlimited

EXHIBIT A

OUTLINE OF PREMISES

[See attached.]

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110 ATRIUM
110 110TH AVENUE NE ~ BELLEVUE, WA

FLOOR PLAN

The information contained herein has been obtained from sources deemed reliable but is not guaranteed.

330 112TH AVENUE NE
BELLEVUE, WA
www.wallaceproperties.com

WALLACE PROPERTIES

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EXHIBIT B

DESCRIPTION OF THE LAND

The following described real property in the City of Bellevue, County of King, State of Washington:

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PORTION OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EAST MARGIN OF 110TH AVENUE NORTHEAST, AS NOW ESTABLISHED WITH A LINE PARALLEL TO AND 277.5 FEET NORTH OF, WHEN MEASURED AT RIGHT ANGLES TO THE EAST-WEST CENTERLINE OF SAID SECTION 32;

THENCE EASTERLY ALONG SAID PARALLEL LINE TO A POINT IN A LINE PARALLEL TO AND 476.8 FEET WEST OF, WHEN MEASURED AT RIGHT ANGLES, TO THE EAST LINE OF SAID SUBDIVISION;

THENCE NORTHERLY ALONG SAID PARALLEL LINE TO A POINT IN A LINE PARALLEL TO AND 577.5 FEET NORTH OF, WHEN MEASURED AT RIGHT ANGLES TO, THE SAID CENTER LINE OF SAID SECTION;

THENCE WESTERLY ALONG SAID PARALLEL LINE, 14.09 FEET TO A POINT IN A LINE PARALLEL TO AND 162.00 FEET WEST OF, WHEN MEASURED AT RIGHT ANGLES TO, THE EAST LINE OF THE WEST THREE QUARTERS OF THE SOUTH HALF OF SAID SUBDIVISION; THENCE NORTHERLY ALONG SAID PARALLEL LINE TO THE SOUTH MARGIN OF NORTHEAST SECOND STREET AS NOW ESTABLISHED;

THENCE WESTERLY ALONG SAID SOUTH MARGIN OF NORTHEAST SECOND STREET TO THE SAID EAST MARGIN OF 110th AVENUE NORTHEAST;

THENCE SOUTHERLY ALONG SAID EAST MARGIN TO THE POINT OF BEGINNING.

PARCEL 2:

A PERPETUAL AIR SPACE EASEMENT AS CONVEYED BY DOCUMENT RECORDED NOVEMBER 23, 1981 AS RECORDING NO. 8111230037 OVER AND ACROSS THE FOLLOWING DESCRIBED PROPERTY:

THAT PORTION OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 32, TOWNSHIP 25 NORTH RANGE 5 EAST W.M., IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE EAST MARGIN OF 110TH AVENUE NORTHEAST, AS NOW ESTABLISHED WITH A LINE PARALLEL TO AND 277.5 FEET NORTH OF, WHEN MEASURED AT RIGHT ANGLES TO THE EAST-WEST CENTERLINE OF SAID SECTION 32;

THENCE EASTERLY ALONG SAID PARALLEL LINE TO A POINT IN A LINE PARALLEL TO AND 476.8 FEET WEST OF, WHEN MEASURED AT RIGHT ANGLES, TO THE EAST LINE OF SAID SUBDIVISION;

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THENCE NORTHERLY ALONG SAID PARALLEL LINE TO A POINT IN A LINE PARALLEL TO AND 577.5 FEET NORTH OF, WHEN MEASURED AT RIGHT ANGLES TO, THE SAID CENTER LINE OF SAID SECTION TO THE TRUE POINT OF BEGINNING OF THIS DESCRIPTION;

THENCE WESTERLY ALONG SAID PARALLEL LINE, 14.09 FEET TO A POINT IN A LINE PARALLEL TO AND 162.00 FEET WEST OF, WHEN MEASURED AT RIGHT ANGLES TO, THE EAST LINE OF THE WEST THREE QUARTERS OF THE SOUTH HALF OF SAID SUBDIVISION;

NORTHERLY ALONG SAID PARALLEL LINE TO THE SOUTH MARGIN OF NORTHEAST SECOND STREET AS NOW ESTABLISHED;

THENCE EASTERLY ALONG SAID SOUTH MARGIN OF NORTHEAST SECOND STREET 14.09 FEET;

THENCE SOUTHERLY ALONG A LINE PARALLEL TO THE EAST LINE OF THE WEST THREE QUARTERS OF THE SOUTH HALF" OF SAID SUBDIVISION TO THE TRUE POINT OF BEGINNING.

BOTH SITUATE IN THE COUNTY OF KING STATE OF WASHINGTON

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EXHIBIT C

BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply to the Premises, the Building, the parking area associated therewith, and the appurtenances thereto:

        1.     Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

        2.     Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

        3.     No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

        4.     Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

        5.     Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

        6.     Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

        7.     Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

        8.     Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

        9.     Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

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        10.   To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

        11.   Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

        12.   No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

        13.   Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

        14.   No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

        15.   Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

        16.   All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot". Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

        17.   No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

        18.   Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

        19.   Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

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EXHIBIT D

CONFIRMATION OF COMMENCEMENT DATE

            2007

  Re:
  Lease Agreement (the "Leased" dated July 19, 2007, between W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC, a Delaware limited liability company ("Landlord"), and BIOMIRA MARKETING, INC., a Delaware corporation ("Tenant"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

        Landlord and Tenant agree as follows:

        1.    Condition of Premises.    Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease with respect to such improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

        2.    Commencement Date.    The Commencement Date of the Lease is                        , 2007.

        3.    Expiration Date.    The Term is scheduled to expire on the last day of the     full calendar month of the Term, which date is                        , 200    .

        4.    Contact Person.    Tenant's contact person in the Premises is:

Biomira Marketing, Inc.

Attention:
Telephone:
Telecopy:

        5.    Ratification.    Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

        6.    Binding Effect; Governing Law.    Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

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        Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,
[PROPERTY MANAGEMENT COMPANY SIGNATURE BLOCK], on behalf of Landlord
By:
Name:
Title:
Agreed and accepted:
BIOMIRA MARKETING, INC. a Delaware corporation
By:
Name:
Title:

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EXHIBIT E

FORM OF TENANT ESTOPPEL CERTIFICATE

        The undersigned is the Tenant under the Lease (defined below) between W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for the Premises on the sixth (6th) floor(s) of the office building located at 110 110th Avenue NE, Bellevue, Washington and commonly known as 110 Atrium Place, and hereby certifies as follows:

          1.     The Lease consists of the original Lease Agreement dated as of July 19, 2007 between Tenant and Landlord['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):

        The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

          2.     The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

          3.     The Term commenced on                        , 200    and the Term expires, excluding any renewal options, on                        , 200    , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

          4.     Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):

          5.     All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                        . The current monthly installment of Basic Rent is $                        .

          6.     All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

          7.     As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

          8.     No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

          9.     If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

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          10.   There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

          11.   Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

          12.   All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant Improvement work have been paid in full.

        Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

        Executed as of                        , 200            .

TENANT:	BIOMIRA MARKETING, INC., a Delaware corporation
By:
Name:
Title:

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EXHIBIT F

PARKING

        Tenant shall rent from Landlord throughout the Term of the Lease, as may be extended, a total of six (6) undesignated parking spaces in the parking structure located adjacent to the Building (the "Parking Area") subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area, at a rate equal to the greater of $150.00 per undesignated vehicular parking space per month (plus all applicable taxes) or the rate charged from time to time to patrons of the Parking Area (plus all applicable taxes). If, for any reason, Landlord is unable to provide Tenant with the use all or any portion of the parking spaces to which it is entitled hereunder for a period in excess of five (5) consecutive business days, then Tenant's obligation to pay for such parking spaces shall be abated during the period from and after the expiration of such 5-business-day period that Tenant continues not to have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spaces.

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GUARANTY

        That certain Lease Agreement (the "Lease") of even date herewith has been or will be executed by and between W2007 SEATTLE OFFICE 110 ATRIUM PLACE REALTY, LLC, a Delaware limited liability company ("Landlord") and BIOMIRA MARKETING, INC., a Delaware corporation ("Tenant"), covering certain premises described therein within the building located at 110 110th Avenue NE, Bellevue, Washington 98004 ("Premises"). Landlord requires, as a condition to Landlord's execution of the Lease, that BIOMIRA, INC., a Canadian corporation, ("Guarantor") execute and deliver this Guaranty to Landlord.

        NOW, THEREFORE, in consideration of Landlord's execution of the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

          1.     Guarantor hereby unconditionally and irrevocably guaranties to Landlord the prompt payment and faithful performance of all liabilities, obligations, duties, terms, conditions and covenants (including, but not limited to, the payment of rent) imposed upon, required of or to be performed by Tenant under the Lease (collectively, the "Obligations"). If Tenant fails to make such payment or render such performance when due, such payment or performance shall be deemed due concurrently from Guarantor, and Guarantor shall forthwith pay all rent and the other sums that may be due, perform all such Obligations and pay all damages (to the extent the same are payable by Tenant under the Lease) that may result from the nonpayment or nonperformance thereof by Tenant.

          2.     The terms of the Lease may be extended, altered, amended, renewed, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct, all without the consent of or notice to Guarantor, and the Lease may be assigned or the Premises sublet and Guarantor shall forthwith pay all rent and the other sums that may be due, perform all such Obligations and pay all damages that may result from the nonpayment or nonperformance thereof by Tenant or such assignee or subtenant. No course of conduct in which Landlord or Tenant consults with or informs Guarantor of any of the foregoing shall require Landlord or Tenant to consult with or inform Guarantor in any other instance.

          3.     Following any breach or default by Tenant under the Lease, Landlord shall have the right, in Landlord's sole discretion and without notice to or demand upon either Tenant or Guarantor, to bring an action against Guarantor (or, if more than one person or entity comprises Guarantor, any one of such parties) and/or Tenant for the enforcement of any rights which Landlord may have against Tenant pursuant to or under the terms of the Lease, at law or in equity. Landlord may maintain successive actions for other defaults. Its rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless the Obligations have been paid and fully performed.

          4.     Guarantor hereby expressly waives (i) notice of default in payment of rent under the Lease or notice of default in the performance of any other Obligation of Tenant, (ii) notice of acceptance of this Guaranty, (iii) demand for payment, presentation and protest, (iv) all right to assert or plead any statute of limitations as to or relating to this Guaranty and/or the Lease, (v) any right under applicable law to require Landlord to proceed against Tenant, any other guarantor or any other person or entity liable to Landlord, before proceeding against Guarantor, it being expressly agreed by Guarantor that its liability under this Guaranty shall be primary and that in any right of action which may accrue to Landlord under the Lease or this Guaranty. Landlord may proceed against Guarantor without having taken or commenced any action or obtained any judgment against Tenant or any other person or entity liable to Landlord, (vi) any right under applicable law to require Landlord to exhaust or apply to any default any security or collateral held by Landlord, including, without limitation, any security deposit Landlord may hold under the Lease, before proceeding against Guarantor, (vii) any right under applicable law to require Landlord to proceed against Guarantor, (viii) any right of subrogation to Landlord's rights against Tenant until the Obligations of Tenant under the Lease shall have been fully paid and fully performed, as well as any right to assert or claim that Guarantor is exonerated by any action taken by Landlord which impairs Guarantor's right to be so subrogated or Guarantor's right to proceed against Tenant for reimbursement, or both, (ix) any provisions under applicable law which limit a surety's obligation by reason of the principal's personal disability or the alteration of the Lease or any Obligation without the consent of Guarantor and (x) the benefit of any defenses or rights of setoff of Tenant that may arise by reason of (a) the lack of legal capacity or authority of Tenant to execute, deliver and perform the Lease, (b) the failure of Landlord to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Tenant or any other or others, (c) the unenforceability in whole or in part of the Lease or this Guaranty, or (d) any taking, modification or release of any collateral or guaranties for any obligation of Tenant to Landlord under the Lease or any failure to perfect any security interest in, or the taking of or failure to take any other action with respect to, any collateral securing said Obligations.

          5.     The liability of Guarantor hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of Tenant or its estate or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, or any similar law or statute of the United States or any state thereof covering insolvency, bankruptcy, rehabilitation, liquidation or reorganization, it being the intention of Guarantor that Guarantor's liability hereunder shall be determined without regard to any rule of law or order which may relieve Tenant of any of the Obligations.

          6.     Guarantor agrees that in the event Tenant shall become insolvent, have an order for relief entered against it under the Federal Bankruptcy Code or file a petition for reorganization, arrangement or similar relief under any present or future provision of the federal Bankruptcy Code or any similar law or statute of the United States or any state thereof; if such a petition filed by creditors of Tenant shall be approved by a Court; if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future federal or state law; or a receiver of all or part of its property and assets is appointed by any state or federal court, and in any such proceeding the Lease shall be terminated or rejected or the Obligations of Tenant thereunder shall be modified, Landlord shall have the option to either (a) require the Guarantor, and Guarantor hereby agrees, to execute and deliver to Landlord a new lease with Guarantor as tenant for the balance of the term then remaining as provided in the Lease and upon the same terms and conditions as set forth therein, or (b) to recover from Guarantor that which Landlord would be entitled to recover from Tenant under the Lease in the event of a termination of the Lease by Landlord because of a default by Tenant, and such shall be recoverable from Guarantor without regard to whether Landlord is entitled to recover the same from Tenant in any such proceeding.

          7.     Guarantor agrees that, in the event any Obligation is performed by Tenant, the liability of Guarantor under this Guaranty shall remain in full force and effect in the event that all or any part of such performance is avoided or recovered from Landlord as a preference or fraudulent transfer or otherwise, in any bankruptcy, insolvency, liquidation, reorganization or other proceeding involving Tenant.

          8.     Guarantor will file all claims against Tenant in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder to the extent such rights pertain to the Lease. In all such cases, whether in administration, in bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the full amount thereof, and to the full extent necessary for the purpose, Guarantor hereby assigns to Landlord all of Guarantor's rights to any such payments or distributions relating to the Lease to which Guarantor would otherwise be entitled.

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          9.     Guarantor hereby subordinates all existing or future indebtedness of Tenant to Guarantor to the obligations owed to Landlord under the Lease and this Guaranty to the extent such indebtedness relates to the Lease.

          10.   The term "Landlord" whenever used herein refers to and means the Landlord specifically named in the Lease and any assignee of the Landlord, whether by outright assignment or by assignment for security, and any successor to the interest of the Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as Landlord's interest in or to the Premises or the rents, issues and profits therefrom or in, to or under the Lease are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of Landlord's interest in the Premises or under the Lease shall affect the continuing obligation of Guarantor under this Guaranty, which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment; any purchaser at a sale by judicial foreclosure or under private power of sale; and the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

          11.   The term "Tenant" whenever used herein refers to and means the Tenant specifically named in the Lease, any assignee of the Lease and any successor to the interest of the Tenant or any assignee of the Lease, whether by assignment, or otherwise. Guarantor acknowledges that Tenant is responsible for compliance with the Lease by its subtenants and that this Guaranty will cover any obligations required to be performed by any subtenants.

          12.   If Landlord shall employ an attorney to present, enforce or defend any or all of Landlord's rights or remedies hereunder, Guarantor shall pay all attorneys' fees, costs and expenses and all other costs and expenses incurred by Landlord in connection therewith (including any fees related to any Tenant or guarantor bankruptcy filing), whether or not an action is commenced by Landlord for such purpose.

          13.   Any amount due from Guarantor to Landlord which is not paid when due shall bear interest at the greater of (a) the rate of eighteen percent (18%) per annum or (b) the prime rate of interest as announced from time to time by Bank of America, N.A. (or any comparable financial institution selected by Landlord), plus four percent (4%) per annum, but the payment of such interest shall not excuse or cure the failure to make such payment when due.

          14.   This Guaranty shall be binding upon Guarantor and the successors, heirs, personal representatives, executors and administrators of Guarantor and shall inure to the benefit of Landlord and Landlord's successors and assigns.

          15.   Landlord may assign or transfer the Lease and this Guaranty, or both, without notice to Guarantor, and no such assignment or transfer shall extinguish or diminish the liability of the Guarantor under this Guaranty. Guarantor shall reaffirm and/or confirm in writing the continued validity of this Guaranty upon request.

          16.   Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

          17.   No provision of this Guaranty or right of Landlord hereunder can be waived, nor can Guarantor be released from Guarantor's obligations hereunder, except by a writing duly executed by an authorized officer of Landlord. No such waiver shall be applicable except in the specific instance for which given.

          18.   Wherever in this Guaranty the context so requires, reference to either the singular or the plural shall be deemed to include the other. Guarantor represents and warrants to Landlord that Guarantor has full right and authority to deliver this Guaranty, and that each person signing on

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  behalf of Guarantor is authorized to do so. The undersigned acknowledges that Landlord will rely on the foregoing representation and that it is a material term of this Guaranty.

          19.   This Guaranty shall be construed and interpreted in accordance with, and all disputes hereunder shall be governed by, the laws of the State of Washington and venue in any action related to this Guaranty shall in King County, Washington and Guarantor waives any claim related to the inconvenience of such forum.

          20.   This Guaranty may be executed in counterparts with the same effect as if both individuals executing on behalf of Guarantor had executed the same document. Both counterparts shall be construed together and shall constitute a single Guaranty.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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        EXECUTED on July 19, 2007, to be effective as of the same day as the effective day of the Lease.

BIOMIRA, INC.,
a Canadian corporation
By:	/s/ Robert L. Kirkman
Robert L. Kirkman President & CEO
By:	/s/ Edward A. Taylor
Edward A. Taylor V.P. Finance & Admin. & CFO

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QuickLinks

BASIC LEASE INFORMATION
TABLE OF CONTENTS
INDEX
LEASE
EXHIBIT A OUTLINE OF PREMISES [See attached.]
EXHIBIT B DESCRIPTION OF THE LAND
EXHIBIT C BUILDING RULES AND REGULATIONS
EXHIBIT D CONFIRMATION OF COMMENCEMENT DATE 2007
EXHIBIT E FORM OF TENANT ESTOPPEL CERTIFICATE
EXHIBIT F PARKING
GUARANTY